Exhibit 10.26

TRANSITION AGREEMENT AND RELEASE DATED JANUARY 30, 2004

BETWEEN REGISTRANT AND TIM. C. JOHNSON

TRANSITION AGREEMENT AND RELEASE

RECITALS

This Transition Agreement and Release (“Agreement”) is made by and between Tim C. Johnson (“Executive”) and Natus Medical Inc. (“Company”) (collectively referred to as the “Parties”):

WHEREAS, Executive is an employee and officer and director of the Company;

WHEREAS, the Company and Executive entered into an Employment Agreement dated November 18, 2002 (“Employment Agreement”), a Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”), and an Indemnity Agreement dated August 16, 2000 (“Indemnity Agreement”);

WHEREAS, the Company and Executive have entered into stock option agreements, listed on the attached Exhibit E, granting Executive the option to purchase 378,889 shares of the Company’s common stock subject to the terms and conditions of the Company’s 1991 and 2000 Stock Option Plans and the Stock Option Agreements (the “Stock Agreements”);

WHEREAS, the Company and Executive have entered into a Security Agreement dated March 26, 1999 (“Security Agreement”), pursuant to which Executive has obtained a $250,000.00 line of credit evidenced by a promissory note (“Note”), and, as security for the Note, the Company, has pledged as collateral a certificate of deposit for $310,000.000, and further pursuant to the Security Agreement, Executive has pledged 26,688 shares of Company’s Common Stock (“Pledged Shares”) as security for the repayment of the Note, and the Pledged Shares are held in escrow by the Secretary of the Company;

WHEREAS, the Parties, and each of them, wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company as defined herein, including, but not limited to, any and all claims arising or in any way related to Executive’s employment with, or separation from, the Company;

WHEREAS, the Parties wish to set forth the terms of the orderly transition of Executive’s employment duties;

WHEREAS, the Company and the Executive have mutually agreed that Executive’s employment with the Company shall be terminated upon the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

1.    Transition.

(a).    Transition Position.    Executive agrees to remain with the Company in his current position until his replacement is hired and begins work (the “Termination Date”). During this transition period, Executive shall continue to perform those duties and responsibilities normally associated with his position as President, CEO, and COO, and shall continue to serve as a member of the board of directors of the Company. Executive understands and agrees that he shall relinquish all rights under the Severance Agreement (as defined herein) if, prior to the Termination Date, he is terminated for Cause or leaves the employment of the Company without Good Reason as defined in the Employment Agreement.

2.    Salary and Benefits.    For services performed under section 1 of this Agreement, the Company will continue to pay Executive as compensation his base salary at an annualized rate of $330,000 in accordance with the Company’s normal payroll practices, and the Executive shall also receive health and insurance benefits and be allowed to participate in all employee benefit plans as provided by the Company to its employees. Accrued and unpaid PTO shall be paid on the Termination Date. All outstanding expenses will be reimbursed by the Company on the Termination Date. Executive will be allowed the use of a Company office of adequate size and space for thirty days after the Termination Date to facilitate the transition. Executive shall be reimbursed by the Company for reasonable travel expenses incurred from April 1, 2004 until the Termination Date for travel between Minneapolis and the Company’s headquarters Consideration. In consideration for the execution by Executive of a general release on the Termination Date, the form of which is attached hereto as Exhibit A (the “Severance Agreement and Release”), the Company agrees to pay Executive severance and other consideration as per Exhibit A. If, after appropriate notification by the Company, Executive does not execute the Severance Agreement and Release by his Termination Date, his employment with the Company will immediately terminate, and he will be paid out all accrued but unused PTO on that date and shall be entitled to no further severance.

3.    Repayment of Note.    On or before its due date, March 26, 2004, Executive shall fully pay off, including all interest owing thereon, the Note, being loan number 94-310166. The parties acknowledge and agree that, by no later than March 26, 2004, pursuant to the Security Agreement, Executive shall make an additional pledge of shares of the Company’s stock in the number that together with the Pledged Shares equals (at the previous day’s closing market price) at least the value of the Note (including principal and interest), and the Company shall purchase such stock including the Pledged Stock from Executive at the previous day’s closing market price.

4.    Confidential Information.    Executive shall continue to comply with the terms and conditions of the Confidentiality Agreement between Executive and the Company. Except as stipulated in Exhibit A, Executive shall return all of the Company’s property and confidential and proprietary information in his possession to the Company on the Termination Date

5.    Confidentiality.    The Parties acknowledge that Executive’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Executive hereto agrees to use his best efforts to maintain in confidence: (i) the existence of this Agreement, (ii) the contents and terms of this Agreement, (iii) the consideration for this Agreement, and (iv) any allegations of wrongdoing relating to the Company or its officers or employees with respect to Executive’s employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as “Settlement Information”). Executive agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that he will not cause publicity, directly or indirectly, concerning any Settlement Information. Executive agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. Notwithstanding the foregoing, Executive may disclose with no liability any Settlement Information requested of him by Company management, or that otherwise must be disclosed as part of normal Company operations. The Parties agree that if Company proves that Executive breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from the breach by Executive.

6.    Release of Claims.    Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its officers, managers, supervisors, agents and employees. Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a).    any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(b).    any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code.;

(c).    any and all claims for violation of the federal, or any state, constitution;

(d).    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(e).    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(f).    any and all claims for attorneys’ fees and costs.

The Company, on behalf of itself, its officers, managers, supervisors, agents, and employees, hereby fully and forever releases Executive and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not extend to any obligations of Employee or the Company under the Employment Agreement, the Security Agreement, the Confidentiality Agreement, the Indemnity Agreement, or the Stock Agreements.

Executive acknowledges and agrees that any material breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company to cease the severance benefits provided to Executive under this Agreement, if such breach has not been cured within seven (7) days of written notice received by Executive.

7.    Non-Disparagement.    Executive agrees to refrain from any defamation, libel or slander of the Company or tortious interference with the contracts of the Company. Company agrees to refrain from any defamation, libel or slander of Executive or tortious interference with the future business of Executive. Upon Executive’s execution of this Agreement, the Company shall promptly issue Exhibit B as a publicly available press release, and Executive shall use Exhibit C as the basis for an internal announcement to Company employees. Further, when responding to future inquiries from potential employers concerning Executive, Company shall impart to such employers substantially the same facts as set forth on Exhibit D.

8.    Costs.    Subject to Paragraph 17 “Attorneys’ Fees”, The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

9.    Arbitration.    The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Mateo County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award or to obtain provisional relief in aid of arbitration. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.

10.    Authority.    The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this

Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

11.    No Representations.    Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

12.    Severability.    In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

13.    Entire Agreement.    This Agreement (including Exhibits A-E) represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Employment Agreement, the Indemnity Agreement, the Confidentiality Agreement, the Security Agreement and the Stock Agreements.

14.    No Waiver.    The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

15.    No Oral Modification.    Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

16.    Governing Law.    This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

17.    Attorneys’ Fees.    In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

18.    Effective Date.    This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Executive has signed the Agreement (the “Effective Date”), unless revoked by Executive within seven (7) days after the date the Agreement was signed by Executive.

19.    Counterparts.    This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

20.    Voluntary Execution of Agreement.    This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a).    They have read this Agreement;

(b).    They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c).    They understand the terms and consequences of this Agreement and of the releases it contains; and

(d). They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Natus Medical Inc.

Dated: 1/30/04	By	/s/ JAMES BOCHNOWSKI
James Bochnowski
Director

Tim C. Johnson, an individual

Dated: 1/30/04		/s/ TIM C. JOHNSON
Tim C. Johnson

Exhibit A: Severance Agreement and Release

Exhibit B: Press Release

Exhibit C: Internal announcement

Exhibit D: Response to future employer requests

Exhibit E: List of Stock Options

EXHIBIT A

SEVERANCE AND NONCOMPETITION AGREEMENT AND RELEASE

This Supplemental Severance and Noncompetition Agreement and Release (“Supplemental Agreement”) is made by and between Tim C. Johnson (“Executive”) and Natus Medical Inc. (“Company”) (collectively referred to as the “Parties”):

1.    Transition Agreement.    Company and Executive agree that the terms of the Transition Agreement and Release dated January 30, 2004 (the “Transition Agreement”) shall remain in full force and effect and that it is fully incorporated herein except to the extent it is inconsistent with this Severance Agreement and Release.

2.    Consideration.    In consideration for the execution by the Executive of this Severance and Noncompetition Agreement and Release, the Company agrees to pay or provide the Executive the following:

(a).    Monetary Payments.    Executive shall be entitled to receive continuing payments (less applicable withholding taxes) at a rate equal to $330,000 per year, for a period of eighteen (18) months from the Termination Date, to be paid periodically in accordance with the Company’s normal payroll policies.

(b).    Laptop and Cellular Phone.    The Company agrees to allow Executive to retain possession of his Company-provided laptop and cellular phone.

(c).    Stock.    As additional consideration for the promises exchanged hereunder, Executive shall be entitled to receive the immediate vesting and exercisability of 100% of the shares subject to the Stock Agreements (the “Stock Options”). The exercise of the options shall continue to be subject to the applicable Stock Agreements with the exception that the time period to exercise said Stock Options shall be extended to April 22, 2007, provided that such right of immediate vesting or such extension of time period to exercise shall not apply to the 94,889 options that are the subject of contract number 00009726, nor shall there be any modification made to the current terms of the option agreement pertaining to number 00009726.

(d).    Benefits.    The parties acknowledge that Executive has been provided with health and dental benefits through Company’s health plan(s) covering eligible active employees and their eligible dependents. The parties further acknowledge and agree that, following his separation from the Company, the Company is obligated to make available to Executive and his eligible dependents continuation coverage under the Company’s health plan pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act, 29 U.S.C. §1161, et seq. (“COBRA Continuation Coverage”). Company agrees to pay 100% of the applicable premium and any administrative charge for COBRA Continuation Coverage under the Company’s group health plans (including the dental plan) for Executive and Executive’s eligible dependents, provided the Executive or his eligible dependents timely elect such coverage. The Company’s obligation will terminate when Executive’s or Executive’s eligible dependents’ rights to COBRA Continuation Coverage ends. Executive may continue to participate in the Company MedFlex savings account for a period of eighteen (18) months from the Termination Date. Executive’s participation in all other benefits and incidents of employment will cease on the Termination Date. Executive will cease accruing employee benefits as of the Termination Date, except as otherwise specified herein, including, but not limited to, vacation time and paid time off.

3.    Non-Competition.    Executive acknowledges that the nature of the Company’s business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company within the eighteen months following the termination of Executive’s employment with the Company, it would be very difficult for Executive not to rely on or use the Company’s trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company’s trade secrets and confidential information, Executive agrees and acknowledges that Executive’s right to receive the severance payments set forth in this Agreement (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

4.    Resignation from Board of Directors.    Executive agrees that if he is a member of the Board of Directors on the Effective Date of this Agreement, that at the written request of the Board of Directors of the Company he shall immediately and voluntarily tender his resignation from the Board of Directors, provided that any such request must be made, if at all, not later than thirty months after the effective date of this Severance and Noncompetition Agreement and Release.

5.    Release of Claims.    Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its officers, managers, supervisors, agents and employees. Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby fully and forever releases the Company and its officers, directors, employees, agents, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation:

(a).    any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

(b).    any and all claims under the law of any jurisdiction including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(c).    any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code.;

(d).    any and all claims for violation of the federal, or any state, constitution;

(e).    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(f).    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(g).    any and all claims for attorneys’ fees and costs.

The Company, on behalf of itself, its officers, managers, supervisors, agents, and employees, hereby fully and forever releases Executive and assigns, from, and agrees not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Company may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement, or to Executive’s rights under the Stock Agreements.

Executive acknowledges and agrees that any breach of any provision of this Agreement shall constitute a material breach of this Agreement and shall entitle the Company to cease the severance benefits provided to Executive under this Agreement, if such breach has not been cured within seven (7) days of written notice received by Executive.

6.    Acknowledgement of Waiver of Claims Under ADEA.    Executive acknowledges that he/she is waiving and releasing any rights he/she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he/she has been advised by this writing that

(a).    he should consult with an attorney prior to executing this Agreement;

(b).    he has up to twenty-one (21) days within which to consider this Agreement;

(c).    he has seven (7) days following his/her execution of this Agreement to revoke the Agreement;

(d).    this ADEA waiver shall not be effective until the revocation period has expired; and

(e).    nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

7.    Civil Code Section 1542.    The Parties represent that they are not aware of any claim by either of them other than the claims that are released by this Agreement. The Parties acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

8.    No Pending or Future Lawsuits.    Executive represents that he has no lawsuits, claims, or actions pending in his/her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein. Company represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against Executive. Company also represents that it does not intend to bring any claims on its own behalf or on behalf of any other person or entity against Executive.

9.    Application for Employment.    Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

10.    Confidentiality.    The Parties acknowledge that Executive’s agreement to keep the terms and conditions of this Agreement confidential was a material factor on which all parties relied in entering into this Agreement. Executive hereto agrees to use his best efforts to maintain in confidence: (i) the existence of this Agreement, (ii) the contents and terms of this Agreement, (iii) the consideration for this Agreement, and (iv) any allegations of wrongdoing relating to the

Company or its officers or employees with respect to Executive’s employment with the Company, except as otherwise provided for in this Agreement (hereinafter collectively referred to as “Settlement Information”). Executive agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and agrees that he will not cause publicity, directly or indirectly, concerning any Settlement Information. Executive agrees to take every precaution to disclose Settlement Information only to those attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information. Notwithstanding the foregoing, Executive may disclose with no liability Settlement Information requested of him by Company management, or that otherwise must be disclosed as part of normal Company operations. The Parties agree that if Company proves that Executive breached this Confidentiality provision, it shall be entitled to an award of its costs spent enforcing this provision, including all reasonable attorneys’ fees associated with the enforcement action, without regard to whether the Company can establish actual damages from the breach by Executive.

11.    No Cooperation.    Executive agrees that he will not voluntarily counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company and/or any officer, director, Executive, agent, representative, shareholder or attorney of the Company, unless under a subpoena, discovery obligation, or other court order to do so. Executive further agrees both to immediately notify the Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within five (5) business days of his receipt and review, a copy of such subpoena or legal discovery device to the Company.

12.    Non-Solicitation.    Executive agrees that for a period of eighteen (18) months immediately following the Effective Date of this Agreement, Executive shall not either directly or indirectly solicit, induce or recruit any of the Company’s employees to leave their employment, or attempt to solicit, induce, recruit or hire employees of the Company, either for himself or any other person or entity.

13.    No Admission of Liability.    The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be: (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

14.    No Knowledge of Wrongdoing.    Executive represents that he has no actual knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Executive or other present or former Company employees. The Company represents that it has no actual knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Executive.

15.    Costs.    Subject to Paragraph 26 “Attorneys’ Fees”, The Parties shall each bear their own costs, expert fees, attorneys’ fees and other fees incurred in connection with this Agreement.

16.    Mutual Indemnification.    Executive agrees to indemnify and hold harmless the Company from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Company arising out of the breach of this Agreement by Executive, or from any false representation made herein by Executive, or from any action or proceeding which may be commenced, prosecuted or threatened by Executive or for Executive’s benefit, upon Executive’s initiative, or with Executive’s aid or approval, contrary to the provisions of this Agreement. Company agrees to indemnify and hold harmless Executive from and against any and all loss, costs, damages or expenses, including, without limitation, attorneys’ fees or expenses incurred by Executive arising out of the breach of this Agreement by Company, or from any false representation made herein by Company, or from any action or proceeding which may be commenced, prosecuted or threatened by Company or for Company’s benefit, upon Company’s initiative, or with Company’s aid or approval, contrary to the provisions of this Agreement.

17.    Arbitration.    The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Mateo County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award or to obtain provisional relief in aid of arbitration. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. Notwithstanding the foregoing, the Company shall be entitled to seek enforcement of Section 3 of this Agreement in any court of competent jurisdiction.

18.    Authority.    The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.    No Representations.    Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

20.    Severability.    In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

21.    Survivorship.    In the event of the Executive’s death, severance payments and other consideration shall be made to such beneficiary and in such manner as Executive shall have designated by written beneficiary designation, signed and dated by the Executive and delivered to the Company, the most recent of which shall control and supercede any prior designation. If Executive fails to designate a beneficiary or such designation is deemed invalid for any reason, then such payments and other consideration shall be made to the Executive’s estate in accordance with this agreement. A letter or memorandum signed and dated by the Executive shall be deemed the means of making such beneficiary designation.

22.    Entire Agreement.    This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s relationship with the Company, and supersedes and replaces any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Transition Agreement (and its Exhibits), the Confidentiality Agreement, the Stock Agreements.

23.    No Waiver.    The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed thereafter as a waiver of any such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

24.    No Oral Modification.    Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each party.

25.    Governing Law.    This Agreement shall be deemed to have been executed and delivered within the State of California, and it shall be construed, interpreted, governed, and enforced in accordance with the laws of the State of California, without regard to choice of law principles.

26.    Attorneys’ Fees.    In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, plus reasonable attorneys’ fees, incurred in connection with such an action.

27.    Effective Date.    This Agreement is effective after it has been signed by both parties and after eight (8) days have passed since Executive has signed the Agreement (the “Effective Date”), unless revoked by Executive within seven (7) days after the date the Agreement was signed by Executive.

28.    Counterparts.    This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

29.    Voluntary Execution of Agreement.    This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

(a).    They have read this Agreement;

(b).    They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c).    They understand the terms and consequences of this Agreement and of the releases it contains; and

(d).    They are fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Natus Medical Inc.

Dated:	By
James Bochnowski
Director

Dated:		Tim C. Johnson, an individual

Tim C. Johnson

EXHIBIT B

PRESS RELEASE

JANUARY 30, 2004

NATUS ANNOUNCES CEO TRANSITION, BEGINS SEARCH FOR SUCCESSOR

SAN CARLOS, Calif. (January 30, 2004) – Natus Medical Incorporated (Nasdaq NM: BABY) today announced the resignation of Tim Johnson, president, chief executive officer, chief operating officer and director. Mr. Johnson has agreed to continue to serve in his current capacity until a successor has been named. Natus Medical’s board of directors has established a search committee to identify and retain a successor to Mr. Johnson.

“I am upbeat about the future of Natus Medical, as the Company has continued to make progress toward its goals of introducing additional products into its distribution channel, expanding international sales and controlling expenses,” stated Mr. Johnson. “In recent quarters, Natus Medical has reported a growing top line and has expanded its product lines. Natus Medical also has a seasoned management team in place, and I believe now is the time to hand over leadership to a new chief executive who can build upon this foundation.”

Commenting on today’s announcement, William New, Jr., M.D., Ph.D., founder and chairman of the board, stated, “Tim Johnson has done a commendable job during his 14 years at Natus, serving the past eight years as president. Under his leadership, the Company has captured a leading position in the U.S. newborn hearing screening market and developed brand awareness, a well as expanding our product line and improving our financial condition. On behalf of the directors and employees of Natus Medical, we offer him our thanks and we wish him well in his future endeavors.”

Natus Medical Incorporated develops, manufactures and markets proprietary, easy-to-use medical products that assist in the detection, treatment, monitoring and tracking of common disorders in newborns. Headquartered in San Carlos, California, the Company has operations in New York, Oregon, the U.K., and Japan.

Natus’ product lines include: ALGO® Newborn Hearing Screeners, MiniMuffs® Neonatal Noise Attenuators, the CO-Stat® End Tidal Breath Analyzer, neoBLUE™ LED Phototherapy device; Neometrics™ software products: MSDS™ Metabolic Screening Database System, CMS™ Case Management System, WebEBP™ Web Based Electronic Birth Page, VRS™ Voice Response System, and the Neometrics diagnostic reagent products: Accuwell™ TSH ELISA and Accuwell T4 EIA. Additional information about Natus Medical can be found at www.natus.com.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions, and strategies of Natus. These forward looking statements include, but are not limited to, statements regarding the Company’s identification and hiring of a suitable chief executive officer, the Company’s achievement of its product and sales goals and the Company’s achievement of expense control initiatives. These statements relate to future events or Natus’ future financial performance or results and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The results could differ materially due to a number of factors, including the availability and suitability of management candidates, the demand (or absence of demand) for our products and services and our ability to control costs. Natus disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Natus, see Natus’ reports on Forms 10-Q and 10-K filed and to be filed with the Securities and Exchange Commission.

natus®; 70/40®; ALGO®; AABR®; ALGO 1e®; ALGO-1 Plus®; ALGO 2®; ALGO DataBook®; Dri-Prep®; Ear Couplers®; Jelly Button®; Flexicoupler®; Jelly Tab™; MiniMuffs®; CO-Stat®; and neoBLUE™; Neometrics™;

Accuwell™; Accuscreen™; CEM™; CMS™; Neocoat™; MSDS™; VRS™; and WebEBP™ are Natus trademarks; Biliband™ Eye Protectors; Oxydome™, Oxypod™, Oxy-Igloo™, and Foldadome™ oxygen hoods; Igloo™ neonatal heatshield are licensed to Natus Medical by Nascor Pty. Ltd.

# # #

EXHIBIT E

LIST OF STOCK OPTIONS

OPTION NUMBER	OPTION DATE	PLAN	TYPE	GRANTED
00009726	04/23/1997	1991	ISO	94,889
0002370	11/12/2002	2000	ISO	50,000
00098124	04/22/1998	1991	ISO	20,000
00099043	07/06/1999	1991	ISO	14,000
002144	05/09/2000	1991	ISO	59,960
002206	05/09/2000	1991	NQ	40,040
002207	12/12/2000	2000	NQ	100,000

				378,889